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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 25, 1997 accompanying the consolidated financial statements of Ply Gem Industries, Inc. (the "Company") and subsidiaries for the year ended December 31, 1996 incorporated by reference to this Registration Statement. We hereby consent to the incorporation of our report incorporated by reference to this Form S-4 and to the use of our name as it appears under the caption "Experts."

/s/  GRANT THORNTON LLP

New York, New York

March 17, 1999